Exhibit 10.1


                        Pinpoint Recovery Solutions Corp.
                             4350 W. Cypress Street
                                 Tampa, FL 33607

April 11, 2008

Neucap, Inc.
1120 Pinellas Bay Way
St. Petersburg, Fla 33715

Attention: Kevin Cappock and Robert Neuman


Re: Amendment No. 2 to Promissory Note


Dear Kevin and Robert:

      Reference is hereby made to the Promissory Note, dated June 26, 2007 (the "Note"), made by Pinpoint Recovery Solutions Corp., a Delaware corporation ("Pinpoint"), in favor of Neucap, Inc., a Florida corporation (formerly named "S.A.L.T. Payroll Consultants, Inc.") (the "Holder") in original aggregate principal amount of $1,881,550 (the "Principal"). Reference is also made to the letter, dated as of January 10, 2007 and headed, "Extension of Maturity Date of Promissory Note," ("Amendment No. 1 to Promissory Note"), which confirmed that on July 16, 2007, Pinpoint prepaid to the Holder $20,454 of the then-outstanding Principal and $8,624 in accrued interest and that as of the date thereof and hereof, the outstanding Principal owed to the Holder under the Note was and is $1,861,096. Amendment No. 1 to the Promissory Note further (i) memorialized the prior understanding between the Holder and Pinpoint that, in exchange for Pinpoint's promise to pay the Consideration (defined below) to the Holder, the Note was amended to extend the Maturity Date (as defined in the Note) from December 26, 2007 to March 31, 2008 (as so extended, the "Extended Maturity Date"); and (ii) confirmed that the effective date of such amendment is December 26, 2007.

      This letter confirms (i) the understanding between the Holder and Pinpoint that, in exchange for Pinpoint's promise to pay the Consideration (defined below) to the Holder, the Note was amended to extend the Extended Maturity Date (as defined in Amendment No. 1to the Promissory Note) from March 31, 2008 to March 31, 2009 (the "Second Extended Maturity Date"), (ii) that the accrued interest as of March 31, 2008 of $108,331 be added to the outstanding Principal of $1,861,096, making the agreed outstanding Principal equal to $1,969,427 as of the date hereof, and (iii) that interest payable on this note shall be 7.25% per annum after March 31, 2008 and shall be calculated on the basis of a 360 day year for the actual number of days elapsed. In addition, Pinpoint agrees to make cash payments for both interest and principal when its month-end checking account balance exceeds $225,000; provided, however, that any such payment will be limited to the amount that, immediately after effecting such payment, would reduce Pinpoint's checking account balance to not less than $200,000.

      Pinpoint hereby covenants to pay, and shall pay, to the Holder on the Second Extended Maturity Date $1,000 in cash or cash equivalent in consideration for the Holder's agreement to so extend the Maturity Date (the "Consideration"). The Consideration shall not be included in the Principal, and Pinpoint's covenant to pay the Consideration shall be deemed an obligation distinct from and in addition to the obligations of Pinpoint set forth in the Note, as amended. No interest shall accrue on the Consideration unless and until Pinpoint shall not have paid the Consideration on or prior to the Second Extended Maturity Date, and in any such event shall accrue on the same terms as interest accrues under the Note.

      The Note, as amended through the date hereof, is the entire agreement between Pinpoint and the Holder with respect to the subject matter thereof and remains in full force and effect.


      [The signatures to this letter are set forth on the following page.]

                                                                    Exhibit 10.1


      If this letter accurately describes to date the effective amendments to the Note, as well as the payments made by Pinpoint under the Note, please indicate your agreement by signing this letter below.

                                         Sincerely,


                                         PINPOINT RECOVERY SOLUTIONS CORP.


                                         By: /s/ Jon Leslie
                                             -----------------------------------
                                             Jon Leslie, Chief Financial Officer

ACKNOWLEDGED AND AGREED:

Neucap, Inc.


By: /s/ Kevin Cappock
    -----------------
    Kevin Cappock


By: /s/ Robert Neuman
    -----------------
    Robert Neuman